UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.)

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CODA OCTOPUS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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CODA OCTOPUS GROUP, INC.

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Coda Octopus Group, Inc. (the “Company”) to be held at 12:00 p.m., Eastern Time, on September 22, 2022. This year’s annual meeting will be held via live audio webcast on the internet. You will be able to participate virtually, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/CODA2022. You will not be able to attend the annual meeting physically. At the annual meeting, we will ask our stockholders:

1.	To elect five directors to serve until the annual meeting of stockholders in 2023 or until their respective successors have been duly elected and qualified;

2.	To vote on a proposal to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for 2022;

3.	To vote, on an advisory basis, on a proposal to approve the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on August 5, 2022, are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to complete and return your proxy card or voting instruction form at your earliest convenience.

By Order of the Board of Directors

Annmarie Gayle
Chairman and Chief Executive Officer

Orlando, Florida

________________, 2022

CODA OCTOPUS GROUP, INC.

3300 S Hiawassee Rd., Suite 104-105

Orlando, Florida 32835

PROXY STATEMENT

General

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Coda Octopus Group, Inc. of proxies to be voted at our Annual Meeting of Stockholders and at any postponement or adjournment of the meeting. Our Annual Meeting will be held on September 22, 2022, at 12:00 p.m., Eastern Time.

This year’s annual meeting will be a virtual meeting via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CODA2022 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive.

Our proxy materials are being made available to our stockholders beginning on or about August ____, 2022.

Solicitation of proxies on behalf of the Board of Directors may be made by our employees through the mail or in person. We will pay all costs of the solicitation. We also will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on August 5, 2022, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On the record date, 10,858,302 shares of our common stock were issued and outstanding.

Each holder of record of our common stock as of the record date is entitled to cast one vote per share. The presence, via the Internet or by proxy, at the annual meeting of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast. Abstentions, although counted for purposes of determining whether there is a quorum, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting on a matter because beneficial owners have not provided voting instructions (commonly referred to as “broker non-votes”), the broker-non-votes will have no effect on the vote. However, if shares are deemed represented for any purpose at the meeting (for example, with respect to a matter for which a broker is permitted to exercise discretionary voting authority), the shares will be counted for purposes of determining whether there is a quorum at the meeting.

Under Delaware law, none of our stockholders are entitled to rights of appraisal on any proposal referred to herein.

How to Vote

Stockholders of record holding shares of Coda Octopus Group, Inc. as of the close of business on August 5, 2022, are entitled to vote at the Annual Meeting.

You may submit a proxy to vote your Shares in advance of the Annual Meeting by any of the following means:

●	Internet: Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on September 21, 2022.

●	Telephone: Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on September 21, 2022.

●	Mail: If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail so that it is received by Coda Octopus Group, Inc., c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

●	Annual Meeting: You may attend the Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/CODA2022.

Beneficial Owners or Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name” or a “beneficial owner.” The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. You may submit voting instructions by following the instructions provided to you by your broker, bank or nominee. You may also vote by attending the Annual Meeting at www.virtualshareholdermeeting.com/CODA2022 and using your Control Number.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial owner. At the Annual Meeting, only Proposal 2 (ratification of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Time, September 21, 2022; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the Internet at www.proxyvote.com; or (5) attend the Annual Meeting and vote your Shares. If you hold your shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.

Vote Tabulation

Votes will be tabulated by Broadridge Financial Solutions, Inc.

Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the Annual Meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

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PROPOSAL 1. ELECTION OF DIRECTORS

Nominees for Election and Executive Officers

At the annual meeting, five directors are to be elected for a term expiring at our 2023 annual meeting or until their successors have been duly elected and qualified.

The Board of Directors believes that its nominees described below will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other person as the Board of Directors may recommend.

Set forth below is certain information concerning the nominees for election as directors:

Name	Age	Position
Annmarie Gayle	57	Chairman and Chief Executive Officer
Michael Hamilton	75	Director
Mary Losty	62	Director
G. Tyler Runnels	65	Director
Joseph Charles Plumb	79	Director

Annmarie Gayle has been our Chief Executive Officer and a member of the Board of Directors since 2011 and our Chairman since March 2017. She is also our Chief Executive Officer for our flagship products business, Coda Octopus Products, Limited (UK) since 2013. Prior thereto, she spent two years assisting with the restructuring of our Company. She previously served with the Company as Senior Vice President of Legal Affairs between 2006 and 2007. Earlier in her career she worked for a leading City-London law firm specializing in Intellectual Property Rights, the United Nations and the European Union. Ms. Gayle has a strong background in restructuring and has spent more than 12 years in a number of countries where she has been the lead adviser to a number of transitional administrations on privatizing banks and reforming state-owned assets in the Central Eastern European countries including banking, infrastructure, mining and telecommunications assets. Ms. Gayle has also managed a number of large European Union funded projects providing transitional support and capacity. Ms. Gayle holds a Law degree gained at the University of London and a Master of Law degree in International Commercial Law from Cambridge University and has completed her professional law exams to practice law in England & Wales. Because of her wealth of experience in corporate governance, large scale project management, restructuring, strategy, structuring and managing corporate transactions, we believe that she is highly qualified to be a member of our Board of Directors.

Michael Hamilton was our Chairman of the Board between June 2010 and March 2017. He is currently serving as an independent director of our Board. Since 2014, Mr. Hamilton has provided accounting and valuation services for a varied list of clients. He was Senior Vice President of Powerlink Transmission Company from 2011 through 2014. From 1988 to 2003, he was an audit partner at PricewaterhouseCoopers. He holds a Bachelor of Science in Accounting from St. Frances College and is a certified public accountant and is accredited in business valuation. Because of Mr. Hamilton’s background in auditing, strategic corporate finance solutions, financial management and financial reporting, we believe that he is highly qualified to be a member of our Board of Directors.

Mary Losty has been a director since July 2017. She is a private investor in both US equities and real estate. She currently serves as Commissioner on both Dorchester County and the City of Cambridge, Maryland’s Planning and Zoning Commissions. She also serves as a Committeeman for the Eastern Shore Land Conservancy as well as the Pine Street Committee of Cambridge, MD. She served as a member of the Board of Procera Networks, Inc. from March 2007 until that company was successfully sold in June 2015 to a private equity firm. She was a member of that company’s Audit Committee and the former Chairman of the Nominating and Governance Committee. Ms. Losty was a director of Blue Earth, Inc. (formerly Genesis Fluid Solutions Holdings, Inc.) from 2009 to 2011. Ms. Losty retired in 2010 as the General Partner at Cornwall Asset Management, LLC, a portfolio management firm located in Baltimore, Maryland, where she was responsible for the firm’s investment in numerous companies since 1998. Ms. Losty’s prior experience includes working as a portfolio manager at Duggan & Associates from 1992 to 1998 and as an equity research analyst at M. Kimelman & Company from 1990 to 1992. Prior to that, she worked as an investment banker at Morgan Stanley and Co., and for several years prior to that she was the top aide to James R. Schlesinger, a five-time U.S. cabinet secretary. Ms. Losty received both her BS and JD from Georgetown University, the latter with magna cum laude distinction. We believe that Ms. Losty’s extensive dealings with the investment community makes her highly qualified to be a member of our Board of Directors.

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G. Tyler Runnels was elected as a director at the 2018 annual meeting. Mr. Runnels has nearly 30 years of investment banking experience including debt and equity financings, private placements, mergers and acquisitions, initial public offerings, bridge financings, and financial restructurings. Since 2003 Mr. Runnels has been the Chairman and Chief Executive Officer of T.R. Winston & Company, LLC, an investment bank and member of FINRA, where he began working in 1990. Mr. Runnels was an early-stage investor in our company and T.R. Winston & Company, LLC has served as our exclusive placement agent in one of our private placements raising early rounds of capital for our company. Mr. Runnels has successfully completed and advised on numerous transactions for clients in a variety of industries, including healthcare, oil and gas, business services, manufacturing, and technology. Mr. Runnels is also responsible for working with high-net-worth clients seeking to diversify their portfolios to include real estate products through established relationships with real estate brokers, accountants, attorneys, qualified intermediaries and financial advisors. Prior to joining T.R. Winston & Co., LLC, Mr. Runnels held the position of Senior Vice President of Corporate Finance for H.J. Meyers & Company, a regional investment bank. Mr. Runnels received a B.S. and MBA from Pepperdine University. Mr. Runnels holds FINRA Series 7, 24, 55, 63 and 79 licenses.

Captain J. Charles Plumb has been a member of Coda’s Board of Directors since September 2019. Captain Plumb is a retired U.S. Navy fighter pilot. On his 75th combat mission, just five days before the end of his tour in Vietnam, he was shot down over Hanoi, taken prisoner and tortured. During his nearly six years as a prisoner of war, he distinguished himself as a pro in underground communications. He was a great inspiration to all the other POWs and served as chaplain for two years. Following his repatriation, Captain Plumb continued his Navy flying career in Reserve Squadrons where he flew A-4 Sky Hawks, A-7 Corsairs and FA-18 Hornets. His last two commands as a Naval Reservist were on the Aircraft Carrier Corral Sea and at Fighter Air Wing in California. He retired from the United States Navy after 28 years of service. His military honors include two Purple Hearts, the Legion of Merit, the Silver Star, the Bronze Star and the P.O.W. Medal. He has been a motivational speaker, consultant and executive coach since 1973. His clients include General Motors, FedEx, Hilton, Aflac, the U.S. Navy, BMW and NASA. Since 2010, he has been member of the Board of Directors of the Lightspeed Aviation Foundation. Captain Plumb earned a B.S. in electrical engineering from the U.S. Naval Academy at Annapolis. We selected Captain Plumb to be a member of the Board of Directors because of his close ties to the U.S. Defense establishment.

Family Relationships

Other than G. Tyler Runnels and Charlie Plumb, who are brothers in law, none of our Directors or Director nominees are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF ITS NOMINEES FOR ELECTION AS A DIRECTOR.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board of Directors is currently chaired by the Chief Executive Officer of the Company, Annmarie Gayle. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board of Directors helps to ensure that the Board of Directors and management act with a common purpose. Integrating the positions of Chief Executive Officer and Chairman can provide a clear chain of command to execute the Company’s strategic initiatives. The Company also believes that it is advantageous to have a Chairman with an extensive history with, and knowledge of, the Company. Notwithstanding the combined role of Chief Executive Officer and Chairman, key strategic initiatives and decisions involving the Company are discussed and approved by the entire Board of Directors. The Company believes that the current leadership structure and processes maintains an effective oversight of management and independence of the Board of Directors as a whole without separate designation of a lead independent director. However, the Board of Directors will continue to monitor its functioning and will consider appropriate changes to ensure the effective independent function of the Board of Directors in its oversight responsibilities.

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Independence of the Board of Directors and its Committees

After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors are independent within the meaning of the applicable NASDAQ listing standards, except Ms. Gayle, the Company’s Chairman and Chief Executive Officer. The Board of Directors met 4 times and acted by unanimous written consent 4 times during the fiscal year ended October 31, 2021. Each member of the Board of Directors attended all meetings of the Board of Directors held in the last fiscal year during the period for which he or she was a director and of the meetings of the committees on which he or she served in the last fiscal year during the period for which he or she was a committee member.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the Independent Registered Public Accounting Firm; determines and pre-approves the engagement of the Independent Registered Public Accounting Firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the Independent Registered Public Accounting Firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing Independent Registered Public Accounting Firm or to appoint and engage a new independent registered Public Accounting Firm for the ensuing year; confers with management and the Independent Registered Public Accounting Firm regarding the effectiveness of internal control over financial reporting; establishes procedures as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and the Company’s periodic quarterly filings on Form 10-Q, recommends whether or not such financial statements should be so included; and discusses with management and the Independent Registered Public Accounting Firm the results of the annual audit and review of the Company’s quarterly financial statements.

The Audit Committee is currently composed of three outside directors: Michael Hamilton (Chairman), Mary Losty and Captain J. Charles Plumb. The Audit Committee met four times during the fiscal year ended October 31, 2021. The Audit Committee Charter is available on the Company’s website, www.codaoctopusgroup.com.

The Board of Directors periodically reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act, as amended). The Board of Directors has determined that Michael Hamilton qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Hamilton’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities.

Compensation Committee

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things, reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; and administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs.

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The Compensation Committee is composed of three outside directors: Michael Hamilton (Chairman), Mary Losty and G. Tyler Runnels. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met three times during the fiscal year ended October 31, 2021. The Compensation Committee Charter is available on the Company’s website at: www.codaoctopusgroup.com.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for, among other things, identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, and assessing the performance of the Board of Directors.

The Nominating and Governance Committee is currently composed of three outside directors: Mary Losty (Chair), G. Tyler Runnels and Captain J. Charles Plumb. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating Committee met one time during the fiscal year ended October 31, 2021. The Nominating Committee Charter is available on the Company’s website at www.codaoctopusgroup.com.

The Nominating Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

The Nominating Committee considers each director’s executive experience and his or her familiarity and experience with the various operational, scientific and/or financial aspects of managing companies in our industry.

With respect to diversity, the Nominating Committee seeks a diverse group of individuals who have executive leadership experience and a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. The Company meets the proposed NASDAQ standards for diversity on the board of directors. The Nominating Committee annually reviews the Board’s composition in light of the Company’s changing requirements. The Nominating Committee uses the Board of Director’s network of contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating Committee will consider, but not necessarily recommend to the Board of Directors, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

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Board Member Demographics

As of the date of this proxy statement, the demographic background of the five members on our Board of Directors is as set forth in the matrix below. This information is provided in accordance with the Nasdaq’s new Board Diversity Rule.

Board Diversity Matrix (as of August 9, 2022)

Total Number of Director	5

Part I: Gender Identity	Female	Male
	2	3
Part II: Demographic Background

African American or Black
White	1	3
Did not disclose demographic background	1

Code of Ethics

We have a Code of Ethics applicable to all of our officers, other employees and directors. The Code of Ethics is available on the Company’s website, www.codaoctopusgroup.com.

Employment Agreements

Annmarie Gayle

Pursuant to the terms of an employment agreement dated March 16, 2017, the Company employs Ms. Gayle as its Chief Executive Officer on a full-time basis and a member of its Board of Directors. The annual salary is $230,000 payable on a monthly basis. Ms. Gayle is also entitled to an annual performance bonus of up to $100,000, upon achieving certain targets that are to be defined on an annual basis. The agreement provides for 30 days of paid holidays in addition to public holidays observed in Scotland.

The agreement has no definitive term and may be terminated only upon twelve months’ prior written notice by Ms. Gayle. In the event that the Company terminates her at any time without cause, she is entitled to a payment equal to her annual salary as well as a separation bonus of $150,000. The Company may terminate the agreement for cause, immediately and without notice. Among others, “for cause” includes gross misconduct, a serious or repeated breach of the agreement and negligence and incompetence as reasonably determined by the Company’s Board. The agreement includes a 12-month non-compete and non-solicitation provision.

In accordance with the terms of her employment agreement, on June 12, 2019, the Compensation Committee resolved to increase Ms. Gayle’s cash compensation to $305,000 per annum, effective July 1, 2019.

Blair Cunningham

Under the terms of an employment contract dated January 1, 2013, our wholly owned subsidiary Coda Octopus Products, Inc. employs Blair Cunningham as its Chief Executive Officer and President of Technology. He is being paid an annual base salary of $175,000 with effect from January 1, 2018, subject to review by the Company’s Chief Executive Officer. Mr. Cunningham is entitled to 25 vacation days in addition to any public holiday.

The agreement may be terminated only upon twelve-month prior written notice without cause. The Company may terminate the agreement for cause, immediately and without notice. Among others, “for cause” includes gross misconduct, a serious or repeated breach of the agreement and negligence and incompetence as reasonably determined by the Company’s Board. The agreement includes a 18-month non-compete and non-solicitation provision.

Effective January 1, 2020, the Compensation Committee resolved to increase Mr. Blair’s cash compensation to $200,000 per annum.

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Nathan Parker

Pursuant to the terms of an employment agreement dated May 23, 2022, Nathan Parker was appointed our Chief Financial Officer. His appointment became effective June 13, 2022. He will be paid an annual salary of $230,000. The Company may terminate the agreement at will, in accordance with the Utah law.

In the event the Company terminates the agreement for whatever reason, it will be required to pay severance payments as follows:

Year 1 of employment	1 Month Base Salary
Year 2 of employment	3 Months Base Salary
Year 3 of employment	6 Months Base Salary

Mr. Parker Executive is entitled to a maximum of 20 days’ paid time off in each calendar year which shall accrue ratably during the calendar year. In addition, he is entitled to local Public Holidays in accordance with the Company’s local practices.

During his employment and for a period of 18 months thereafter, Mr. Parker may not engage, directly or indirectly, as an owner, director, trustee, manager, member, employee, consultant, partner, principal, agent, representative, stockholder, or in any other individual, corporate or representative capacity, in any activities that competes with the Company’s business.

Kevin Kane

Pursuant to the terms of an employment agreement dated May 7, 2021, as amended and modified, Kevin Kane was appointed the Chief Executive Officer of Colmek commencing July 6, 2021. He is being paid an annual base salary of $200,000. He will also be eligible for an annual performance bonus based on the Company’s financial performance. Assuming that the Company meets its targets during the current fiscal year, Mr. Kane will be paid a performance bonus of $12,000. As a further inducement, he was granted 15,000 restricted stock units out of the Company’s 2017 Stock Incentive Plan that vest in three equal annual installments commencing on the first anniversary of grant.

The agreement may be terminated by the Company at any time. In the event that the Company terminates the employment agreement for whatever reason, the following severance payments apply:

Year 1 of employment	One Month
Year 2 of employment	Three Months
Year 3 of employment	Six Months

The agreement includes a 12-month non-compete and non-solicitation provision.

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EXECUTIVE COMPENSATION

Executive Officers

Name	Age	Position
Annmarie Gayle	55	Chairman and Chief Executive Officer
Nathan Parker	44	Chief Financial Officer,
Kevin Kane	56	Chief Executive Officer of Coda Octopus Colmek, Inc.
Blair Cunningham	52	President of Technology

Annmarie Gayle. For information regarding Ms. Gayle, please see Proposal 1 discussed above.

Nathan Parker has been our Chief Financial Officer since June 2022. From 2021 to 2022, Nathan Parker was Chief Financial Officer for Water Treatment of Franklin Electric, a Fort Wayne, Indiana based manufacturer and distributor of water and fuel systems for use across residential, commercial, agricultural, industrial, and municipal applications. From 2016 to 2021, he was Chief Financial Officer of The RDI Group, a privately held manufacturer of industrial systems for the asphalt roofing, construction, telecom, and power and metal coil processing industries. Between 2010 and 2016, he worked in various financial positions at Amcor Flexibles, a global leader in packaging for food, beverage, pharmaceutical, medical, and personal care, and Whirlpool Corporation, a leading kitchen and laundry appliance company. Prior thereto, he worked as an analyst at The Connable Office, a multiple-family investment firm offering wealth management, holistic planning, and trust and advisory services. Mr. Parker earned a Master of Business Administration from Michigan State University and a Bachelor of Science, Financial Services, from Brigham Young University.

Kevin Kane has been Chief Executive Officer of Coda Octopus Colmek, Inc. since June 2021. Mr. Kane is an experienced defense executive who served as vice president, international business development, for the L3Harris Technologies’ Communications Systems segment from July 2019 to March 2021. Prior to the merger of L3 Technologies and Harris Corporation, he led international business development for L3 Technologies’ Communications and Networked Systems segment from September 2018 to July 2019, after leading product management at the L3 Technologies’ Broadband Communications sector for several years. From March 2013 to June 2015, he served as president and chief executive officer of Datron World Communications, which followed his role as president and executive general manager of Codan Communications in Adelaide, Australia from July 2010 March 2013. Earlier in his career, Mr. Kane worked for Harris Corporation in various roles, including engineering, strategy, business development and sales. Mr. Kane holds a Bachelor of Science Degree in Computer Engineering from the Rochester Institute of Technology, and a Master of Business Administration degree from Saint John Fisher College. Because of his experience in and deep contacts within the defense industry, we believe that he is highly qualified to serve in his current role.

Blair Cunningham has been with the Company since July 2004 and has had a number of roles including President of Technology (current positions), Chief Technology Officer since 2005 and Technical Manager of Coda Octopus Products Ltd between July 2004 and July 2005. Mr. Cunningham received an HND in Computer Science in 1989 from Moray College of Further Education, Elgin, Scotland. Because of Mr. Cunningham’s expertise in technology, systems software development and project management, the Company believes that he is highly qualified to serve in his current roles.

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SUMMARY COMPENSATION TABLE

The Summary Compensation Table shows certain compensation information for services rendered for the fiscal years ended October 31, 2021 and 2020 by our executive officers. The following information includes the dollar value of base salaries, bonus awards, stock options grants and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Option Awards	* All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
Annmarie Gayle*	2021	305,000	100,000	-0-	-0-	-0-	405,000
Chief Executive Officer	2020	271,115	-0-		221,000	-0-	491,115

Michael Midgley**	2021	193,846	-0-	26,400-	-0-	16,633	236,879
Chief Financial Officer	2020	208,077	-0-	-0-	221,000	15,998	445,075

Kevin Kane***	2021	86,615	-0-	132,000	-0-	431	219,046
Divisional Chief Executive Officer	2020	-0-	-0-	-0-	-0-	-0-	-0-

Blair Cunningham	2021	213,160	-0-	26,400	-	20,857	260,417
President of Technology	2020	195,192	-0-	-0-	165,750	19,257	380,199

*The amounts described in the category of “All Other Compensation” comprise Health, Dental, Vision, Short Term Disability, Long Term Disability and Accidental Death and Dismemberment insurance premiums which the Company contributed to the officers’ identified plan.

* Ms. Gayle’s annual salary is $305,000. During the Pandemic she waived certain amounts of her salary as is disclosed on Form 8-K filed with the SEC in 2020.

** Mr. Midgely resigned his positions with the Company in June 2022.

*** Mr. Kane took over as Divisional Chief Executive Officer of Coda Octopus Colmek in July 2021. Previously, this role had been discharged by Mr. Michael Midgley.

Grants of restricted stock awards at October 31, 2021

Name	Grant Date	All other restricted awards; number of securities underlying restricted stock awards	Exercise or base price of restricted stock awards	Grant date fair value of restricted stock awards
Kevin Kane	6/9/2021	15,000	8.80	132,000
Michael Midgley	6/9/2021	3,000	8.80	26,400
Blair Cunningham	6/9/2021	3,000	8.80	26,400

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Outstanding option awards at October 31, 2021

	Option Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Exercise or base price of option swards	Option expiration date
Annmarie Gayle	66,667	-	4.62	3/23/2023
Michael Midgley	66,667	-	4.62	3/23/2023
Blair Cunningham	50,000	-	4.62	3/23/2023

Option exercises for October 31, 2021

	Option Awards
Name	Number of shares acquired on exercise	Value realized on exercise
Annmarie Gayle	16,630	76,831
Michael Midgley	16,107	74,415
Blair Cunningham	11,456	52,927

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to each of our directors (who are not also officers of the Company) for the fiscal year ended October 31, 2021, in connection with their services to the company. In accordance with the SEC’s rules, the table omits columns showing items that are not applicable. Except as set forth in the table, no other persons were paid any compensation for director services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Michael Hamilton	40,000	-	40,000
Captain J Charles Plumb	40,000	-	40,000
Mary Losty	40,000	-	40,000
Tyler G Runnels	40,000		40,000

Stock Incentive Plans

The Company has two active Stock Incentive Plan. 2017 Stock Incentive Plan and 2021 Stock Incentive Plan.

2017 Stock Incentive Plan

On December 6, 2017, the Board of Directors adopted the 2017 Stock Incentive Plan (the “2017 Plan”). The purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives. The Plan was adopted subject to stockholders’ approval. This Plan was approved by Stockholders at its meeting held on July 24, 2018.

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The maximum number of shares of Common Stock that will be available for issuance under the Plan is 913,612. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

The Plan is administered by the Compensation Committee of the Board of Directors which has the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) eligible recipients; (ii) the nature and extent of the Incentive Awards to be made to each Participant; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.

During the fiscal year ended October 31, 2021, the Company granted 127,500 restricted stock awards to purchase an aggregate of 127,500 shares of common stock pursuant to the terms of the 2017 Plan to various eligible individuals. During the year 8,000 options were forfeited. As a result, as of October 31, 2021, there were 238,112 shares available for future issue under the 2017 Plan.

2021 Stock Incentive Plan

On July 12, 2021, the Board of Directors adopted the 2021 Stock Incentive Plan (the “2021 Plan”). The 2021 Plan was approved by the Company’s stockholders at its meeting held on August 2, 2021. The 2021 Plan is identical to the 2017 in all material respects, except that the number of shares available for issuance thereunder is 1,000,000.

During the fiscal year ended October 31, 2021, no grants were made under the 2021 Plan and there were 1,000,000 shares available for future issue under the 2021 Plan.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 5, 2022, regarding the beneficial ownership of our Common Stock, based on information provided by (i) each of our executive officers and directors; (ii) all executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock. The percentage ownership in this table is based on 10,858,302 shares issued and outstanding as of August 5, 2022.

Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock
Michael Hamilton	1,143	*
Annmarie Gayle (2)	2,304,581	21.2%
Nathan Parker (3)	-0-	n/a
Blair Cunningham (4)	52,298	*
Kevin Kane (5)	5,000	*
J. Charles Plumb	11,434	*
Mary Losty	57,143	*
Niels Sondergaard Carit Etlars Vej 17A 8700 Horsens Denmark	2,241,581	20.6%
G. Tyler Runnels (6) 2049 Century Park East, Suite 320 Los Angeles, CA 90067	1,125,685	10.4%
J. Steven Emerson (7) 1522 Ensley Avenue Los Angeles, CA 90024	1,168,232	10.8%
Bryan Ezralow (8) 23622 Calabasas Rd. Suite 200 Calabasas, CA 91302	1,073,120	9.9%
Tocqueville Asset Management LP 40 West 57th Street, 19th Floor New York, NY 10019	544,003	5.0%
All Directors and Executive Officers as a Group (Eight persons):	3,557,284	33.0%

*) Less than 1%.

1)	Unless otherwise indicated, the address of all individuals and entities listed below is c/o Coda Octopus Group, Inc. 3300 S Hiawassee Rd, Suite 104-105, Orlando, Florida, 32835.
2)	Consists of 29,667 shares held by Ms. Gayle and 2,241,581 shares beneficially owned by Ms. Gayle’s spouse, Niels Sondergaard. Ms. Gayle disclaims any beneficial ownership in those shares. Also includes 33,333 shares issuable upon exercise of options that will become exercisable within 60 days of the date hereof.
3)	Does not include 9,506 restricted stock units that vest in three equal annual installments commencing on June 13, 2023.
4)	Includes 25,000 shares issuable upon exercise of currently exercisable options.
5)	Does not include 10,000 shares issuable upon excise of restricted stock award units that vest in two equal annual installments commencing on July 6, 2023.
6)	Includes 859,331 shares held by the G. Tyler Runnels and Jasmine Niklas Runnels TTEES of The Runnels Family Trust DTD 1-11-2000 of which Mr. Runnels is a trustee; 227,700 shares held by T.R. Winston; 24,368 shares held by TRW Capital Growth Fund, Ltd.; and 14,286 shares held by Pangaea Partners. The Company has been advised that Mr. Runnels has voting and dispositive power with respect to all of these shares.
7)	Includes the following: 167,081 held by J. Steven Emerson IRA R/O II; 300,000 shares held by J. Steven Emerson Roth IRA; 49,328 shares held by the Brian Emerson IRA; 310,928 shares held by Emerson Partners; 180,250 shares held by 1993 Emerson Family Trust; 8,286 shares held by the Alleghany Meadows IRA; 8,286 shares held by the Jill Meadows IRA; and 144,073 shares held by the Emerson family Foundation. The Company has been advised that Mr. Emerson has voting and dispositive power with respect to all of these shares.
8)	Consists of 896,079 shares held by the Bryan Ezralow 1994 Trust u/t/d 12/22/1994; and 177,041 shares held by EZ MM&B Holdings, LLC. According to filings made with the SEC, Mr. Ezralow has voting and dispositive power with respect to these shares.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

None that are required to be reported herein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain reporting persons that no other reports were required, except as set forth below, we believe that during our fiscal year ended October 31, 2021, no reports relating to our securities required to be filed by current reporting persons were filed late.

We will continue monitoring Section 16 compliance by each of our directors and executive officers and will assist them where possible in their filing obligations.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements. Management has responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of the Company’s internal control over financial reporting. Frazier & Deeter LLC, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America and on whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company.

In this context, the Audit Committee has:

(1)	reviewed and discussed with management and Frazier & Deeter LLC the audited financial statements and management’s evaluation of the Company’s internal control over financial reporting.

(2)	discussed with Frazier & Deeter LLC the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”

(3)	received the written disclosures and the letter from Frazier & Deeter LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding Frazier & Deeter LLC’s communications with the Audit Committee concerning independence and discussed with Frazier & Deeter LLC that firm’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, for filing with the Securities and Exchange Commission.

Michael Hamilton (Chairman)

Mary Losty

Joseph Charles Plumb

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PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Frazier & Deeter LLC (“Frazier & Deeter”) as our independent registered public accounting firm for 2022. Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Frazier & Deeter to our stockholders for ratification to enable stockholders to participate in this important decision. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that selection of a different firm would be in the best interests of our company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF FRAZIER & DEETER, LLC.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Frazier & Deeter, LLC, our principal accountants, for professional services rendered for the audit and audit related services of the Company’s annual financial statements for the last two fiscal years and for the reviews of the financial statements included in the Company’s Quarterly reports on Form 10-Q during the last two fiscal years 2021 and 2020 were $247,118 and $212,369 respectively.

Tax Fees. The Company did not engage its principal accountants to render any tax services to the Company during the last two fiscal years.

All Other Fees. The Company did not engage its principal accountants to render services to the Company during the last two fiscal years, other than as reported above.

Prior to the Company’s engagement of its independent auditor, such engagement is approved by the Company’s Audit Committee. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant to the Company’s Audit Committee Charter, the independent auditors and management are required to report to the Company’s audit committee at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. All audit-related fees, tax fees and other fees incurred by the Company for the year ended October 31, 2021, were approved by the Company’s audit committee.

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PROPOSAL 3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation tables and related disclosures included in this proxy statement.

As indicated in the compensation tables included in this proxy statement, we have structured our compensation program to reflect the size of our operations. While we believe that our executive compensation is modest, we design our compensation with a view towards retaining our executives, motivating them to devote their efforts towards profitable growth of our businesses and aligning their interests with those of our stockholders.

Accordingly, the Board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Coda Octopus Group, Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related materials disclosed in the proxy statement for the 2022 Annual Meeting.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, we value the opinions expressed by our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address, by delivering a single copy of the materials addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household annual reports to stockholders and proxy materials by delivering a single copy of the materials to multiple stockholders sharing the same address, unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request to the stockholder’s broker if the shares are held in a brokerage account or to our Corporate Secretary, Coda Octopus Group, Inc., 3300 S Hiawassee Rd., Suite 104-105, Orlando, Florida 32835, if the stockholder is a record holder. We will send additional copies of the relevant material following receipt of a request for additional copies.

STOCKHOLDER PROPOSALS

Any stockholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit the proposal to our Corporate Secretary, 3300 S Hiawassee Rd., Suite 104-105, Orlando, Florida 32835. Stockholder proposals for inclusion in our proxy statement for the 2022 Annual Meeting must be received on or before April 1, 2023, and must comply in all other respects with applicable SEC rules.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2023 Annual Meeting of Stockholders other than a proposal for inclusion in the proxy statement pursuant to the SEC’s rules, or who wants to nominate a person for election to the board of directors at that meeting, must notify our Corporate Secretary in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at our principal executive offices no later than April 1, 2023.

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OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

Copies of our Annual Report on Form 10-K for the year ended October 31, 2021, including financial statements and schedules thereto filed with the SEC, but excluding exhibits, are available without charge to stockholders upon written request addressed to Corporate Secretary, Coda Octopus Group, Inc., 3300 S Hiawassee Rd., Suite 104-105, Orlando, Florida 32835. The Form 10-K includes a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.

Orlando, Florida

August ___________, 2022

17

Coda Octopus Group, I

CODA OCTOPUS GROUP, INC.
3300 S HIAWASSEE ROAD
SUITE 104-105
ORLANDO, FL 32835

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CODA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Coda Octopus Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89853-P79146

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CODA OCTOPUS GROUP, INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. ELECTION OF DIRECTORS

Nominees:

01) Annmarie Gayle
02) Michael Hamilton
03) G. Tyler Runnels
04) Mary Losty
05) Joseph Charles Plumb

Vote on Proposals	For	Against	Abstain
2. To ratify the appointment of Frazier & Deeter, LLC as the Company's independent registered public accounting firm for 2022.	☐	☐	☐
3. To vote, on an advisory basis, to approve the compensation of our named executive officers.	☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D89854-P79146

CODA OCTOPUS GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Annmarie Gayle, with full power of substitution, as his or her Proxy to represent and vote, as designated below, the number of shares which the undersigned is entitled to vote as a common stockholder of Coda Octopus Group, Inc., registered in the name of the undersigned and with the powers the undersigned would possess if personally present at the 2022 Annual Meeting of Stockholders to be held via live audio webcast on the Internet, on September 22, 2022 at 12:00 pm Eastern Time and at any adjournment thereof, and hereby revokes any proxy or proxies previously given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE